                                                                      EXHIBIT 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 33-20453) of our report dated February 11, 2000 relating to the financial statements of MONY America Variable Account A -- MONY Master and of our report dated February 10, 2000 relating to the financial statements of MONY Life Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
June 9, 2000